Exhibit 10.1

SETTLEMENT AND MUTUAL RELEASE AGREEMENT

This Settlement and Mutual Release Agreement (this “Agreement”) dated and effective May 4, 2021 (except as otherwise expressly provided below) (the “Effective Date”), is by and between 180 Life sciences Corp., a Delaware corporation (“180”), and EarlyBirdCapital, Inc., a Delaware corporation (“EarlyBird”), each a “Party” and collectively the “Parties.”

W I T N E S S E T H:

WHEREAS, EarlyBirdCapital, Inc. (“EarlyBird”) entered into a Finder Agreement dated October 17, 2018 with KBL Merger Corp. IV (“KBL”), a predecessor of the Company, attached hereto as Exhibit A (the “Finder Agreement”);

WHEREAS, pursuant to the Finder Agreement, EarlyBird agreed to provide KBL, now 180, introductions to one or more potential target entities, in accordance with KBL’s prospectus, for potential business combinations, and KBL agreed to pay EarlyBird one percent (1.0%) of the total consideration upon closing of a transaction with a target entity (“Compensation”).

WHEREAS, 180 desires to satisfy amounts owed and settle all claims which have been made or could have been made with respect to the foregoing Finder Agreement to EarlyBird through a cash payment of $275,000 and the issuance of 225,000 shares of 180 common stock to EarlyBird, and EarlyBird desires to accept payment in cash and shares of 180 common stock, to settle all amounts due and all claims which have been made or could have been made under the terms of the Finder Agreement, to agree to the termination of the Finder Agreement, and to provide for the Release set forth below.

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, the receipt, adequacy and sufficiency of which is hereby acknowledged and confessed, it is hereby agreed as set forth below.

CERTAIN CAPITALIZED TERMS USED BELOW ARE DEFINED IN SECTION 6 BELOW.

1.                  Termination of Finder Agreement and Payment of Settlement Shares.

1.1              In full and complete consideration for all amounts owed by 180 to EarlyBird under the Finder Agreement, in connection with the Compensation, or otherwise, 180 agrees, within two (2) business days from the Effective Date, to make a cash payment to EarlyBird of $275,000 by wire transfer to the account designated by EarlyBird in writing, and issue to EarlyBird 225,000 shares of 180 common stock (the “Settlement Shares,” and the date by which such cash payment has been made and such Settlement Shares are issued by 180, the “Payment Date”). The cash payment and issuance of the Settlement Shares shall terminate any and all obligations of 180 under the Finder Agreement to EarlyBird, and shall further satisfy in full any and all amounts owed by 180 to EarlyBird and all liabilities and obligations owed by 180 to EarlyBird, under the Finder Agreement, which Finder Agreement shall be considered terminated as of such Payment Date (without any termination or other payments due in connection therewith); provided, however, that Section 3 of the Finder Agreement shall survive such termination and remain in full force and effect.

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Settlement and Mutual Release Agreement

2.                  Release.

2.1              Effective as of the Payment Date, in consideration for the Parties agreeing to enter into and to be bound by the terms and conditions of this Agreement and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the Parties, (i) 180 and (ii) EarlyBird (each for the purposes of this Section 2.1, a “Releasing Party” and collectively the “Releasing Parties”), on behalf of each of such Releasing Party’s and their Affiliates, officers, directors, employees, investors, shareholders, members, managers, administrators, predecessor and successor corporations, attorneys, affiliates, agents, and assigns, hereby release, acquit and forever discharge each other, and their current, past and future Affiliates, officers, directors, employees, investors, shareholders, members, managers, administrators, predecessor and successor entities, attorneys, affiliates, agents, and assigns (each as applicable, the “Released Parties”) from all actions, causes of action, suits, debts, dues, sums of money, Losses, obligations, duties, accounts, reckonings, covenants, controversies, agreements, promises, variances, trespasses, damages, judgments, claims and demands, whether asserted or unasserted, whether known or unknown, suspected or unsuspected, which they ever had or now have, upon or by reason of any manner, cause, causes or thing whatsoever, arising from the beginning of time to the date of this Agreement, in law or equity and all rights, obligations, claims, demands, whether in contract, tort, or state and/or federal law (each a “Claim”) arising from or relating to, or associated with the Finder Agreement (including, but not limited to amounts owed, obligations under, or conditions of, such Finder Agreement), the Compensation, the services performed by EarlyBird (x) under the Finder Agreement and/or (y) otherwise, on behalf of, at the request of, or for, 180, and any other Claims whatsoever that any Releasing Party has against any other Releasing Party as of the date of this Agreement, except for Claims relating to the failure of any non-Releasing Party to comply with the terms of this Agreement, except for the Confidentiality Requirements, and except for any claims by EarlyBird under Section 3 of the Finder Agreement (“Indemnity Claims”) (the “Release”).

2.2              The Releasing Parties acknowledge that there is a risk that, after execution of this Agreement, they may discover, incur or suffer claims that were unknown or unanticipated at the time of this Agreement, including, but not limited to, unknown or unanticipated claims that arise from, are based upon, or are related to, any facts underlying the Release set forth above in Section 2.1 (collectively the “Released Claims”), which had they been known or more fully understood, may have affected the Releasing Parties’ decisions to execute the Agreement as it currently is written. Each Releasing Party knowingly and expressly assumes the risk of these unknown and unanticipated claims and agrees that this Agreement and the general releases set forth within it apply to all such unknown, unanticipated or potential claims, except as set forth above in the definition of Release. Furthermore, it is the intention of the Releasing Parties, by entering into this Agreement, to settle and release fully, finally and forever all Released Claims and any and all claims that now exist, or may have at any time existed or shall come to exist in connection with the Released Claims, except as set forth above in the definition of Release. In furtherance of the Releasing Parties’ intention, the releases given within this Agreement shall be and remain in effect as full and complete releases and discharges of the Released Claims and of any related matters notwithstanding the discovery by any Releasing Party of the existence of any additional or different claims or the facts relative to any such claims, except as set forth above in the definition of Release. In furtherance of the Release, each Releasing Party waives any right such may have under any statutes and regulations, which state, in substance:

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‘‘A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him may have materially affected his settlement with the debtor.’’

2.3              The Releasing Parties are not aware of any claims not being released herein against them, except as set forth above in the definition of Release.

3.                  Covenant Not to Sue.

3.1              Subject to the excepted matters set forth herein (including, but not limited to the Confidentiality Requirements and Indemnity Claims), the Releasing Parties agree that they will forever refrain and forbear from commencing, instituting or prosecuting any lawsuit, action or other proceeding, in law, equity or otherwise, against the Released Parties, in any way arising out of or relating to the Released Claims.

3.2              The Releasing Parties each acknowledge and agree that monetary damages alone are inadequate to compensate the other Party (or their assigns) for injury caused or threatened by a breach of this “Covenant Not to Sue” and that preliminary and permanent injunctive relief restraining and prohibiting the prosecution of any action or proceeding brought or instituted in violation of this Covenant Not to Sue is a necessary and appropriate remedy in the event of such a breach. Nothing contained in this Section, however, shall be interpreted or construed to prohibit or in any way to limit the right of a non-breaching Released Party or of any of its assigns to obtain, in addition to injunctive relief, an award of monetary damages against any person or entity breaching this Covenant Not to Sue and Agreement.

3.3              Notwithstanding the foregoing, any Indemnity Claims and any action or proceeding brought for breach of or to interpret or enforce the terms of this Agreement are excepted from each of the Covenants Not to Sue set forth above.

3.4              The Releasing Parties understand, acknowledge and agree that the releases set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, claim, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such releases. Similarly, the Releasing Parties agree that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered relating to the subject matter discussed above, shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

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4.                  Mutual Representations, Covenants and Warranties.

4.1              Each of the Parties, for themselves and for the benefit of each of the other Parties hereto, represents, covenants and warranties that:

4.1.1        Such Party has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles;

4.1.2        The execution and delivery by such Party and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) constitute a violation of any law; or (ii) constitute a breach of any provision contained in, or a default under, any of such Party’s Governing Documents, or any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which such Party is bound or affected; and

4.1.3        Any individual executing this Agreement on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Agreement on behalf of such entity.

5.                  Representations of EarlyBird. EarlyBird acknowledges, represents and warranties to 180 that:

5.1              it is acquiring the Settlement Shares, for its own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”), in a manner which would require registration under the Securities Act or any state securities laws. EarlyBird can bear the economic risk of investment in the Settlement Shares, has knowledge and experience in financial business matters, is capable of bearing and managing the risk of investment in the Settlement Shares and is an “accredited investor” as defined in Regulation D under the Securities Act. EarlyBird recognizes that the Settlement Shares have not been registered under the Securities Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Settlement Shares is registered under the Securities Act or unless an exemption from registration is available—provided further that, other than as provided below, 180 is under no obligation to register the resale of such Settlement Shares. EarlyBird has carefully considered and has, to the extent it believes such discussion necessary, discussed with its respective professional, legal, tax and financial advisors, the suitability of an investment in the Settlement Shares for its particular tax and financial situation. EarlyBird has not been offered the Settlement Shares by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast. EarlyBird has had an opportunity to ask questions of and receive satisfactory answers from 180, or persons acting on behalf of 180, concerning the Settlement Shares and 180, and all such questions have been answered to the full satisfaction of EarlyBird. EarlyBird is relying on its own investigation and evaluation of 180 and the Settlement Shares and not on any other information; and

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5.2              EarlyBird understands and agrees that a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Settlement Shares in substantially the following form:

‘‘THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE CORPORATION SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER ANY SUCH ACTS.”

6.                  Definitions. In addition to other terms defined throughout this Agreement, the following terms have the following meanings when used herein:

6.1              “Affiliate” means (x) any Person directly or indirectly controlling, controlled by or under common control with another Person, (y) any manager, director, officer, partner or employee of a Person, or (z) any spouse, spousal equivalent or other cohabitant occupying a relationship generally equivalent to that of a spouse, father, mother, brother, sister or descendant of a Person; a Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through ownership of voting securities, by contract, or otherwise.

6.2              Intentionally Omitted

6.3              “Governing Documents” of an entity shall mean the (i) articles or certificate of incorporation or association, certificate of formation, articles of organization or certificate of limited partnership or similar instrument under which an entity is formed; and (ii) the other documents or agreements, including bylaws, partnership agreements of partnerships, operating agreements of limited liability companies, or similar documents, adopted by the entity to govern the formation and internal affairs of the entity.

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6.4              “Loss” means all losses, damages, liabilities (including, without limitation, tax liabilities), claims, demands, causes of action, judgments, settlements, fines, penalties, costs and expenses (including, without limitation, court costs and reasonable attorney’s and experts’ fees) of any and every kind or character, known or unknown, fixed or contingent, lost work hours (at regular billing rates) and other out-of-pocket costs and expenses and lost time.

6.5              “Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, proprietorship, business or statutory trust, trust, union, association, instrumentality, governmental authority or other entity, enterprise, authority, or unincorporated entity.

7.                  No Prior Assignments. The Parties hereto represent that each has not assigned, in whole or in part, any claim, demand and/or causes of action against any other Party, or their Affiliates, agents, officers, directors, servants, representatives, successors, employees, attorneys, or assigns to any person or entity prior to such Party’s execution of this Agreement.

8.                  No Presumption from Drafting. This Agreement has been negotiated at arm’s-length between persons knowledgeable in the matters set forth within this Agreement. Accordingly, given that all Parties have had the opportunity to draft, review and/or edit the language of this Agreement, no presumption for or against any Party arising out of drafting all or any part of this Agreement will be applied in any action relating to, connected with or involving this Agreement. In particular, any rule of law, legal decisions, or common law principles of similar effect that would require interpretation of any ambiguities in this Agreement against the Party that has drafted it, is of no application and is hereby expressly waived.

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9.                  No Admission of Liability. Each Party acknowledges and agrees that this Agreement is a compromise and neither this Agreement, nor any consideration provided pursuant to this Agreement, shall be taken or construed to be an admission or concession by either Party of any kind with respect to any fact, liability, or fault except as may be expressly set forth herein.

10.              Fees and Expenses. Each of the Parties shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such Party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

11.              Binding Effect. This Agreement shall not be binding on any Party unless and until it is executed by, and delivered to, all Parties, and upon such execution and delivery, shall be binding on and inure to the benefit of each of the Parties and their respective heirs, successors, assigns, directors, officers, agents, employees and personal representatives.

12.              Choice of Law. This Agreement shall be governed by and construed according to the laws of the State of Delaware, without giving effect to its choice of law principles. Any actions and proceedings arising out of or relating directly or indirectly to this Agreement or any ancillary agreement or any other related obligations shall be litigated solely and exclusively in the state or federal courts located in Delaware, and those such courts are convenient forums. Each Party hereby submits to the personal jurisdiction of such courts for purposes of any such actions or proceedings.

13.              Further Assurances. The Parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement and the transactions contemplated herein.

14.              Intentionally Omitted

15.              Modification. This Agreement may be modified only by a writing signed by the Party against whom enforcement of the modification is sought.

16.              Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties in connection with the subject matter hereof.

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Settlement and Mutual Release Agreement

17.              Severability. Every provision of this Agreement is intended to be severable. If, in any jurisdiction, any term or provision hereof is determined to be invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired, (b) any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term or provision in any other jurisdiction, and (c) the invalid or unenforceable term or provision shall, for purposes of such jurisdiction, be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

18.              Construction. When used in this Agreement, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) “or” is not exclusive; (iii) “including” means including without limitation; (iv) words in the singular include the plural and words in the plural include the singular, and words importing the masculine gender include the feminine and neuter genders; (v) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vi) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof; (vii) references contained herein to Article, Section, Schedule, Appendix and Exhibit, as applicable, are references to Articles, Sections, Schedules, Appendixes and Exhibits in this Agreement unless otherwise specified and any such Schedules, Appendixes and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein; (viii) references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form, including, but not limited to email; (ix) references to “dollars”, “Dollars” or “$” in this Agreement shall mean United States dollars; (x) reference to a particular statute, regulation or law means such statute, regulation or law as amended or otherwise modified from time to time; (xi) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (xii) unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”; (xiii) references to “days” shall mean calendar days; and (xiv) the paragraph headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement.

19.              Review of Agreement; Voluntarily Entering Into Agreement. Each Party herein expressly represents and warrants to all other Parties hereto that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

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20.              Confidentiality. 180 and EarlyBird confirm that each Party may have disclosed confidential and proprietary information to the other (such disclosing party, the “Disclosing Party” and such receiving party, the “Receiving Party”) relating to such Disclosing Party’s business, including, but not limited to ideas, prospects, business transactions, concepts, strategies, corporate and financing structures, data, spreadsheets, summaries, reports, drawings, charts, specifications, forms, materials, or agreements (collectively, “Confidential Information”). Each Receiving Party agrees not to divulge any such Confidential Information to any third party, except as may be required or requested to be disclosed by order of a court, administrative agency or governmental body or self-regulatory organization, or by any rule, law or regulation, or by subpoena or any other legal or administrative process, or as requested by any regulator or self-regulatory organization, provided in such case the Receiving Party provides the Disclosing Party notice of such disclosure. Notwithstanding the foregoing, the Parties agree that Confidential Information shall not include information which (a) was known by a Receiving Party prior to its disclosure by the Disclosing Party and is not subject to other confidentiality obligation, (b) is or becomes publicly known through no breach of this Agreement, (c) is received from a third party without a breach of any confidentiality obligation known to the Receiving Party, (d) is independently developed by the Receiving Party or (e) is disclosed with the Disclosing Party’s prior written consent. The obligations set forth in this Section 20 shall be defined herein as the “Confidentiality Requirements”, and such Confidentiality Requirements shall survive the consummation of the transactions contemplated by this Agreement and continue to bind the Parties in perpetuity.

21.              Execution. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re execute the original form of this Agreement and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

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22.              Registration Rights. If 180 at any time prior to the earlier of (a) the Rule 144 Availability Date; and (b) the date that the Settlement Shares are no longer beneficially owned by EarlyBird or its Affiliates, determines to file a registration statement under the Securities Act, to register the offer and sale, by 180, of Common Stock of 180 (other than (i) on Form S-4 or Form S-8 under the Securities Act or any successor forms thereto, (ii) an at-the-market offering, (iii) a registration of securities solely relating to an offering and sale to employees or directors of 180 pursuant to any employee stock plan or other employee benefit plan arrangement, or (iv) a registration of the resale of securities required pursuant to the terms of a registration rights agreement or similar agreement or agreement provision in effect prior to the Effective Date, but only if such agreement or provision prohibits the inclusion of the Settlement Shares), 180 shall promptly give written notice to EarlyBird of its intention to so register the offering and sale of Common Stock and, upon the written request, given within five (5) business days after delivery of any such notice by 180, of EarlyBird to include in such registration the Settlement Shares (which request shall specify the number of Settlement Shares proposed to be included in such registration), 180 shall cause all such Settlement Shares to be included in such registration statement on the same terms and conditions as the Common Stock otherwise being sold pursuant to such registered offering. As a condition to the requirement above, EarlyBird shall also provide 180 customary and reasonable representations and confirmations regarding the Common Stock held by EarlyBird, information relating to the beneficial ownership of other securities of 180 held by EarlyBird and its Affiliates, information regarding the persons with voting and dispositive control over EarlyBird and such other information as 180 or its legal counsel may reasonably request. EarlyBird acknowledges and understands that notwithstanding the terms of this Section 22, above, 180 shall not be required to include the Settlement Shares in a registration statement relating solely to an offering by 180 of securities for its own account if the managing underwriter or placement agent shall have advised 180 in writing that the inclusion of such securities will have a material adverse effect upon the ability of 180 to sell securities for its own account, and provided further that EarlyBird is not treated less favorably than others seeking to have their securities included in such registration statement. The “Rule 144 Availability Date” means the date that such Settlement Shares become eligible for resale pursuant to Rule 144 without any volume limitations.

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IN WITNESS WHEREOF, intending to be legally bound, the Parties hereto have executed this Agreement on the date set forth above, to be effective as of the Effective Date, except as otherwise provided above.

(“180”)

180 Life Sciences Corp.

By: /s/ Ozan Pamir

Its: Interim CFO

Printed Name: Ozan Pamir

(“EarlyBird”)

EarlyBirdCapital, Inc.

By: /s/ David Nussbaum

Its: Chairman

Printed Name: David Nussbaum

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Settlement and Mutual Release Agreement

EXHIBIT A

Finder Agreement

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Settlement and Mutual Release Agreement